As filed with the Securities and Exchange Commission on January 30, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Solid Biosciences Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0943402
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Rutherford Avenue, Third Floor

Charlestown, MA 02129

(617) 337-4680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Alexander Cumbo

Chief Executive Officer

Solid Biosciences Inc.

500 Rutherford Avenue, Third Floor

Charlestown, MA 02129

(617) 337-4680

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Caroline Dotolo Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Telephone: (617) 526-6000 Telecopy: (617) 526-5000	Ty Howton Chief Operating Officer Solid Biosciences Inc. 500 Rutherford Avenue, Third Floor Charlestown, MA 02129

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 30, 2024

PROSPECTUS

19,685,581 SHARES

COMMON STOCK

This prospectus relates to the resale from time to time of up to 19,685,581 shares of common stock of Solid Biosciences Inc. by the selling stockholders listed on page 8, including their transferees, pledgees or donees, or their respective successors-in-interest, which includes 2,712,478 shares of our common stock issuable upon the exercise of pre-funded warrants to purchase shares of our common stock, issued to the selling stockholders in our January 2024 private placement. We are registering these shares on behalf of the selling stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the shares offered by this prospectus.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of shares of our common stock.

The selling stockholders identified in this prospectus, or their respective transferees, pledgees, donees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 13. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 7.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “SLDB.” On January 29, 2024, the closing sale price of our common stock on the Nasdaq Global Select Market was $7.96 per share. You are urged to obtain current market quotations for our common stock.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being a Smaller Reporting Company” for additional information.

Our business and investing in our common stock involve significant risk. These risks are described in the section titled “Risk Factors ” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2024.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page 4 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

Solid Biosciences Inc.

We are a life sciences company focused on advancing a portfolio of current and future gene therapy candidates and neuromuscular and cardiac programs, including SGT-003 for the treatment of Duchenne muscular dystrophy, SGT-501 for the treatment of catecholaminergic polymorphic ventricular tachycardia, AVB-401 for the treatment of BAG3-mediated dilated cardiomyopathy, AVB-202-TT for the treatment of Friedreich’s ataxia, and additional assets for the treatment of cardiac diseases, at different stages of development with varying levels of investment. We are advancing our diverse pipeline across rare neuromuscular and cardiac diseases, bringing together experts in science, technology, disease management and care. Patient-focused and founded by those directly impacted by Duchenne, our mandate is to improve the daily lives of patients living with these devastating diseases.

Corporate Information

Our principal executive offices are located at 500 Rutherford Avenue, Third Floor, Charlestown, MA 02129. Our main telephone number is (617) 337-4680. Our website address is www.solidbio.com. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Solid Biosciences Inc. and our consolidated subsidiaries.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING

Common stock offered by selling stockholders	19,685,581 shares, including 2,712,478 shares issuable upon exercise of pre-funded warrants.

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Risk factors	You should read the “Risk Factors” section included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Global Select Market symbol	“SLDB”

DESCRIPTION OF PRIVATE PLACEMENT WITH THE SELLING STOCKHOLDERS

On January 8, 2024, we entered into a securities purchase agreement with the selling stockholders, pursuant to which we issued and sold an aggregate of (i) 16,973,103 shares of our common stock at a price of $5.53 per share and (ii) to one investor, in lieu of shares of our common stock, 2,712,478 pre-funded warrants to purchase 2,712,478 shares of our common stock for a price of $5.529 per pre-funded warrant, in a private placement to certain institutional accredited investors. Each pre-funded warrant is exercisable at an exercise price of $0.001 per share, is exercisable immediately and is exercisable until the pre-funded warrant is exercised in full. The closing of the issuance and sale of these securities was consummated on January 11, 2024.

We received gross proceeds of approximately $108.9 million from the sale of these securities, before deducting placement agent fees and offering expenses.

For a detailed description of the transactions contemplated by the securities purchase agreement with the selling stockholders and the securities issued pursuant thereto, see the section entitled “Selling Stockholders” in this prospectus. We filed the registration statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations under the registration rights agreement entered into concurrently with the securities purchase agreement with the selling stockholders to provide for the resale by the selling stockholders of the shares of common stock offered hereby.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks and uncertainties described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, our most recent Quarterly Reports on Form 10-Q and other filings we make with the Securities and Exchange Commission, or the SEC, from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and in the documents incorporated by reference in this prospectus. The risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Reports on Form 10-Q and the other filings we make with the SEC incorporated by reference herein are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Reports on Form 10-Q and the other filings incorporated by reference herein occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, contained in or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into.

You should read this prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of shares by the selling stockholders.

The selling stockholders will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

On January 8, 2024, we entered into a securities purchase agreement, or the Purchase Agreement, with the selling stockholders, pursuant to which we issued and sold an aggregate of (i) 16,973,103 shares of our common stock at a price of $5.53 per share and (ii) to one investor, in lieu of shares of our common stock, pre-funded warrants to purchase 2,712,478 shares of our common stock for a price of $5.529 per pre-funded warrant, in a private placement to certain institutional accredited investors, which we refer to as the Private Placement. The closing of the issuance and sale of these securities was consummated on January 11, 2024. Each pre-funded warrant has an exercise price of $0.001 per share, is exercisable immediately and is exercisable until the pre-funded warrant is exercised in full. The shares issuable upon exercise of the pre-funded warrants will become eligible for sale by the selling stockholders under this prospectus who hold pre-funded warrants only when the pre-funded warrants are exercised. We cannot predict when or whether any of the selling stockholders who hold pre-funded warrants will exercise their pre-funded warrants.

Under the terms of the pre-funded warrants, we may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of our common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act) would exceed 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to us subject to the terms of such warrants, provided that such percentage may in no event exceed 19.99%. We refer to such percentage limitation as the Beneficial Ownership Limitation.

In connection with the Private Placement, we entered into a registration rights agreement with the selling stockholders, dated as of January 8, 2024, or the Registration Rights Agreement, pursuant to which we agreed to file a registration statement with the SEC covering the resale of the shares of common stock sold in the Private Placement and the shares of common stock issuable upon exercise of the pre-funded warrants sold in the Private Placement. We agreed to file such registration statement no later than 30 days following the closing of the Private Placement. We have granted the selling stockholders customary indemnification rights in connection with the registration statement. The selling stockholders have also granted us customary indemnification rights in connection with the registration statement. The registration statement of which this prospectus is a part has been filed in accordance with the Registration Rights Agreement.

The foregoing summary descriptions of the Purchase Agreement, the pre-funded warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which were filed as exhibits to our Current Report on Form 8-K filed on January 8, 2024, and are incorporated by reference herein.

This prospectus covers the sale or other disposition by the selling stockholders of up to the total number of shares of our common stock that were issued to the selling stockholders pursuant to the Purchase Agreement, plus the total number of shares of our common stock issuable upon exercise of the pre-funded warrants issued or issuable to the selling stockholders, without giving effect to the Beneficial Ownership Limitation described above. The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of January 18, 2024. The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. When we refer to the “selling stockholders” in this prospectus, we mean the selling stockholders listed in the table below as offering shares, as well as their respective pledgees, donees, transferees or other successors-in-interest. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares of our common stock and the shares underlying the pre-funded warrants issued or issuable to the selling stockholders pursuant to the Purchase Agreement, without giving effect to the Beneficial Ownership Limitation described above. The selling stockholders may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution.”

The number of shares of common stock beneficially owned prior to the offering for each selling stockholder includes all shares of our common stock beneficially held by such selling stockholder as of January 18, 2024, which includes (1) all shares of common stock purchased by such selling stockholder in the Private Placement and (2) all shares of common stock issuable upon exercise of the pre-funded warrants purchased by such selling stockholder in the Private Placement, subject to the Beneficial Ownership Limitation. The percentages of shares owned before and after the offering are based on 37,439,038 shares of common stock outstanding as of January 18, 2024, which includes the outstanding shares of common stock offered by this prospectus but does not include any shares of common stock offered by this prospectus that are issuable pursuant to pre-funded warrants and are deemed outstanding in the table below because they are beneficially owned by a person. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights of shares of our common stock within 60 days. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding the shares of common stock issuable upon the exercise of pre-funded warrants held by that selling stockholder described above up to the Beneficial Ownership Limitation because such shares are exercisable within 60 days of January 18, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated below, to our knowledge, each selling stockholder named in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by it, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Number of Shares of Common Stock Being Offered (1)	Shares of Common Stock to be Beneficially Owned After the Offering (2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Perceptive Life Sciences Master Fund, Ltd. (3)	6,925,028	18.50%	3,410,713	3,514,315	9.39%
Adage Capital Partners, LP (4)	2,712,478	7.25%	2,712,478	—	—
Entities affiliated with Baker Bros. Advisors LP (5)	1,966,327	4.99%	2,712,478	—	—
Deerfield Partners, L.P. (6)	2,260,398	6.04%	2,260,398	—	—
Invus Public Equities, L.P. (7)	2,717,538	7.26%	1,808,319	909,219	2.43%
Janus Henderson Biotech Innovation Master Fund Limited (8)	1,808,319	4.83%	1,808,319	—	—
Entities managed by Vestal Point Capital, LP (9)	1,028,661	2.75%	994,576	34,085	*
Entities affiliated with RA Capital Management, L.P. (10)	4,348,828	11.62%	904,160	3,444,668	9.20%
BCLS II Equity Opportunities, LP (11)	904,160	2.42%	904,160	—	—
Entities affiliated with SilverArc Capital Management, LLC (12)	1,248,381	3.33%	542,495	705,886	1.89%
Alyeska Master Fund, LP (13)	1,138,566	3.04%	542,495	596,071	1.59%
Entities affiliated with Monashee Investment Management LLC (14)	542,495	1.45%	542,495	—	—
Walleye Opportunities Master Fund Ltd (15)	458,943	1.23%	361,663	97,280	*
Nemean Asset Management, LLC (16)	180,832	*	180,832	—	—

*	Less than one percent.
(1)

The number of shares of our common stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our common stock that a selling stockholder may offer and sell from time to time under this prospectus, including shares issuable upon the exercise of pre-funded warrants issued in the Private Placement, without giving effect to the Beneficial Ownership Limitation.

(2)

We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders, including common stock issuable upon exercise of the pre-funded warrants sold in the Private Placement.

(3)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 18,382 shares underlying options held by Adam Stone, a member of our board of directors, that are exercisable as of January 18, 2024 or will become exercisable within 60 days after such date, (b) 3,422,826 shares held by Perceptive Life Sciences Master Fund, Ltd., (c) 73,107 shares held by Perceptive Xontogeny Venture Fund, LP and (d) 3,410,713 shares issued to Perceptive Life Sciences Master Fund, Ltd. in the Private Placement. Perceptive Advisors LLC is the investment manager to Perceptive Life Sciences Master Fund, Ltd. and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund, Ltd. Joseph Edelman is the managing member of Perceptive Advisors LLC. Perceptive Advisors LLC and Mr. Edelman may be deemed to beneficially own the shares held by Perceptive Life Sciences Master Fund, Ltd. The address of Perceptive is 51 Astor Place, 10th Floor, New York, NY 10003. Perceptive reports that it holds shared voting power and shared dispositive power with respect to all shares held by it.

(4)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of shares held by Adage Capital Partners, LP. Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage Capital Partners, LP, and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage Capital Partners, LP and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The selling stockholder’s address is c/o Adage Capital Partners, L.P., 200 Clarendon St., 52nd Floor, Boston, MA 02116.

(5)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 1,966,327 shares of common stock issuable upon exercise of pre-funded warrants held by Baker Brothers Life Sciences, L.P. (“BBLS” and together with 667, L.P., the “Baker Funds”). The Baker Funds are prohibited from exercising such pre-funded warrants, if as a result of such exercise, the Baker Funds would beneficially own more than 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise. As a result, the shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” do not include (a) 568,227 shares of common stock which may be acquired upon exercise of pre-funded warrants held by BBLS and (b) 177,924 shares of common stock which may be acquired upon exercise of pre-funded warrants held by 667, L.P. The shares reported under “Number of Shares of Common Stock Being Offered” do not give effect to the Beneficial Ownership Limitation and consist of (i) 2,534,554 shares of common stock held by BBLS and (ii) 177,924 shares of common stock which may be acquired upon exercise of pre-funded warrants held by 667, L.P. Baker Bros. Advisors LP is the management company and investment advisor to the Baker Funds and has sole voting and investment power with respect to the shares held by the Baker Funds. Baker Bros. Advisors (GP) LLC is the sole general partner of Baker Bros. Advisors LP. Julian C. Baker and Felix J. Baker are managing members of Baker Bros. Advisors (GP) LLC. Baker Bros. Advisors (GP) LLC, Felix J. Baker, Julian C. Baker and Baker Bros. Advisors L.P. may be deemed to be beneficial owners of the securities directly held by the Baker Funds. Julian C. Baker, Felix J. Baker, Baker Bros. Advisors L.P. and Baker Bros. Advisors (GP) LLC disclaim beneficial ownership of all shares held by the Baker Funds, except to the extent of their indirect pecuniary interest therein. The business address of Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, NY 10014.

(6)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of shares held by Deerfield Partners, L.P. The general partner of Deerfield Partners, L.P. is Deerfield Mgmt,

L.P. Deerfield Management Company, L.P. is the investment manager of Deerfield Partners, L.P. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt, L.P. and Deerfield Management Company, L.P. Each of Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and Mr. James E. Flynn may be deemed to beneficially own the shares of common stock of the Company beneficially owned by Deerfield Partners, L.P. The selling stockholder’s address is c/o Deerfield Management Company, L.P., 345 Park Avenue South, 12th Floor, New York, NY 10010.
(7)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of shares held by Invus Public Equities, L.P. (“Invus PE”). Invus Public Equities Advisors, LLC (“Invus PE Advisors”) controls Invus PE, as its general partner and accordingly, may be deemed to beneficially own the shares held by Invus PE. The Geneva branch of Artal International S.C.A. (“Artal International”) controls Invus PE Advisors, as its managing member and accordingly, may be deemed to beneficially own the shares held by Invus PE. Artal International Management S.A. (“Artal International Management”), as the managing partner of Artal International, controls Artal International and accordingly, may be deemed to beneficially own the shares that Artal International may be deemed to beneficially own. Artal Group S.A. (“Artal Group”), as the sole stockholder of Artal International Management, controls Artal International Management and accordingly, may be deemed to beneficially own the shares that Artal International Management may be deemed to beneficially own. Westend S.A. (“Westend”), as the parent company of Artal Group, controls Artal Group and accordingly, may be deemed to beneficially own the shares that Artal Group may be deemed to beneficially own. Stichting Administratiekantoor Westend (the “Stichting”), as majority shareholder of Westend, controls Westend and accordingly, may be deemed to beneficially own the shares that Westend may be deemed to beneficially own. Mr. Amaury Wittouck, as the sole member of the board of the Stichting, controls the Stichting and accordingly, may be deemed to beneficially own the shares that the Stichting may be deemed to beneficially own. The address for Invus PE and Invus PE Advisors is 750 Lexington Avenue, 30th Floor, New York, NY 10022. The address for Artal International, Artal International Management, Artal Group, Westend and Mr. Wittouck is Valley Park, 44, Rue de la Vallée, L-2661, Luxembourg. The address for the Stichting is Claude Debussylaan, 46, 1082 MD Amsterdam, The Netherlands.

(8)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of shares held by Janus Henderson Investors US LLC (“Janus”). Such shares may be deemed to be beneficially owned by Janus, an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for Janus Henderson Biotech Innovation Master Fund Limited (the “Fund”) and has the ability to make decisions with respect to the voting and deposition of the shares subject to the oversight of the board of directors of the Fund. Under the terms of its management contract with the Fund, Janus has overall responsibility for directing the investments of the Fund in accordance with the Fund’s investment objective, policies and limitations. The Fund has one or more portfolio managers appointed by and serving at the pleasure of Janus whom makes decision with respect to the disposition of the share of common stock offered hereby. The portfolio managers for this Fund are: Andrew Acker, Daniel S. Lyons and Agustin Mohedas. The selling stockholder’s address is 151 Detroit Street, Denver, CO 80206.

(9)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (i) 433,818 shares held by Vestal Point Master Fund, LP and (ii) 594,843 shares held by an account separately managed by Vestal Point Capital, LP. The sole general partner of Vestal Point Master Fund, LP is Vestal Point Partners GP, LLC. The managing member of Vestal Point Partners GP, LLC is Ryan Wilder. The sole general partner of Vestal Point Capital, LP is Vestal Point Capital, LLC. The managing member of Vestal Point Capital, LLC is Mr. Wilder. As a result, Mr. Wilder may be deemed to have voting and investment power over the securities held by Vestal Point Master Fund, LP and the account separately managed by Vestal Point Capital, LP. Mr. Wilder disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address of these entities and Mr. Wilder is c/o Vestal Point Capital, LP, 632 Broadway, Suite 602, New York, NY 10012.

(10)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 2,987,644 shares held by RA Capital Healthcare Fund, L.P. (“RACHF”), (b) 18,382 shares underlying options held by Rajeev Shah, a member of our board of directors, for the benefit of RA Capital Management, L.P. (“RACM”) that are exercisable as of January 18, 2024 or will become exercisable within

60 days after such date, (c) 438,642 shares held by RACHF, RA Capital Nexus Fund, L.P. (“RACNF”) and a separately managed account and (d) 904,160 shares issued to RACHF in the Private Placement. RA Capital Healthcare Fund GP, LLC is the general partner of RACHF and RA Capital Nexus Fund GP, LLC is the general partner of RACNF. RACM is the investment manager for RACHF, RACNF and the separately managed account. The general partner of RACM is RA Capital Management GP, LLC (“RACM GP”), of which Dr. Peter Kolchinsky and Mr. Shah are the managing members. RACM, RACM GP, Dr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the shares held of record by RACHF, RACNF and the separately managed account. RACM, RACM GP, Dr. Kolchinsky and Mr. Shah expressly disclaim beneficial ownership over all shares held by RACHF, RACNF, the separately managed account and Mr. Shah, except to the extent of their pecuniary interest therein. The address for each of RACHF, RACNF and RACM is 200 Berkeley Street, 18th Floor, Boston, MA 02116.
(11)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consists of 904,160 shares issued to BCLS II Equity Opportunities, LP (“BCLS II Equity”) in the Private Placement. Bain Capital Life Sciences Investors, LLC (“BCLSI”) is the manager of Bain Capital Life Sciences Investors II, LLC, which is the general partner of Bain Capital Life Sciences Fund II, L.P., which is the manager of BCLS II Equity Opportunities GP, LLC, which is the general partner of BCLS II Equity. As a result, BCLSI may be deemed to share voting and dispositive power with respect to the shares held by BCLS II Equity. The address of BCLS II Equity is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, MA 02116.

(12)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 44,070 shares held by SilverArc Capital Alpha Fund I, L.P.; (b) 888,563 shares held by SilverArc Capital Alpha Fund II, L.P.; and (c) 315,748 shares held by Squarepoint Diversified Partners Fund Limited. SilverArc Capital Management, LLC is the controlling entity of SilverArc Capital Alpha Fund I, L.P., SilverArc Capital Alpha Fund II, L.P. and Squarepoint Diversified Partners Fund Limited, and is solely owned by Devesh Gandhi. Mr. Gandhi may be deemed to have shared voting and investment power of the securities managed by SilverArc Capital Management, LLC. Mr. Gandhi disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The selling stockholders’ address is 20 Park Plaza, 4th Floor, Boston, MA 02116.

(13)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of shares held by Alyeska Master Fund, LP (the “Alyeska Selling Securityholder”). Alyeska Investment Group, L.P., the investment manager of the Alyeska Selling Securityholder, has voting and investment control of the shares held by the Alyeska Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Alyeska Selling Securityholder. The registered address of the Alyeska Selling Securityholder is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands, British West Indies. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601.

(14)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 162,749 shares held by BEMAP Master Fund Ltd (“BEMAP”); (b) 179,023 shares held by Blackstone CSP-MST FMAP Fund (“FMAP”); (c) 48,824 shares held by Mission Pure Alpha LP (“Mission”); and (d) 151,899 shares held by Monashee Pure Alpha SPV I LP (“Pure Alpha”). BEMAP, FMAP, Mission and Pure Alpha are managed by Monashee Investment Management LLC (“Monashee Management”). Jeff Muller is CCO of Monashee Management and has voting and investment control over Monashee Management and, accordingly, may be deemed to have beneficial ownership of the shares held by BEMAP, FMAP, Mission and Pure Alpha. Jeff Muller, however, disclaims any beneficial ownership of the shares held by these entities. The business address of BEMAP, FMAP, Mission, Pure Alpha and Mr. Muller is c/o Monashee Investment Management LLC, 75 Park Plaza, 4th Floor, Boston, MA 02116.

(15)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of (a) 446,021 shares held by Walleye Opportunities Master Fund Ltd (“Walleye Fund”) and (b) 12,922 shares held by Walleye Manager Opportunities LLC (“Walleye LLC”), a wholly-owned trading vehicle of Walleye Fund. Walleye Capital LLC is the investment manager of Walleye Fund and Walleye LLC. William

England serves as the Chief Executive Officer of Walleye Capital LLC. As a result, Walleye Capital LLC and Mr. England may be deemed to have shared voting and dispositive power with respect to the shares held by Walleye Fund and Walleye LLC. The selling stockholder’s address for the Walleye Fund is 2800 Niagara Lane N, Plymouth, MN 55447.
(16)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of 180,832 shares held by Nemean Asset Management, LLC. Steven Oliveira has voting and dispositive power over the securities owned by Nemean Asset Management, LLC. The selling stockholder’s address is c/o Nemean Asset Management, LLC, 207 Commodore Drive, Jupiter, FL 33477.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of the pre-funded warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to remain continuously effective until the date that all shares covered by such registration statement have been sold or can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby is being passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.solidbio.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities offered under this prospectus. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-38360) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 23, 2023;

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 11, 2023, August 14, 2023 and November 8, 2023, respectively;

(3)	Our Current Reports on Form 8-K filed with the SEC on January 9, 2023, May 22, 2023, June 9, 2023, November 15, 2023 and January 8, 2024; and

(4)

The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 22, 2018, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Solid Biosciences Inc.

Attn: Investor Relations

500 Rutherford Avenue, Third Floor

Charlestown, MA 02129

(617) 337-4680

19,685,581 SHARES

COMMON STOCK

PROSPECTUS

    , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Solid Biosciences Inc. (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$22,445.70
Legal fees and expenses	$40,000
Accounting fees and expenses	$15,000
Miscellaneous fees and expenses	$5,000

Total expenses	$82,445.70

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that our certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (v) an officer in any action by or in the right of the corporation. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.

Our charter and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL. As permitted by the DGCL, we have also entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of our indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the State of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, or officer, of the company or any of its subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against (1) attorneys’ fees and (2) all other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal) or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Item 16. Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 29, 2022, by and among the Registrant, Greenland Merger Sub LLC, AavantiBio, Inc. and, solely in his capacity as the Equityholder Representative, Doug Swirsky (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 30, 2022)

4.1	Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on December 2, 2022)

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed on January 29, 2018)

4.3	Securities Purchase Agreement, dated January 8, 2024, by and among the Registrant and the persons party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 8, 2024)

4.4	Form of Pre-Funded Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 8, 2024)

4.5	Registration Rights Agreement, dated January 8, 2024, by and among the Registrant and the persons party thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 8, 2024)

4.6	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on December 29, 2017)

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1 filed herewith)

24.1*	Power of Attorney (included on the signature page of this registration statement)

107*	Filing Fee Table

*	Filed herewith

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlestown, Commonwealth of Massachusetts, on January 30, 2024.

SOLID BIOSCIENCES INC.

By:	/s/ Alexander Cumbo
Name: Alexander Cumbo
Title: Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Solid Biosciences Inc. hereby severally constitute and appoint Alexander Cumbo, Kevin Tan and Ty Howton, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Solid Biosciences Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alexander Cumbo Alexander Cumbo	President, Chief Executive Officer and Director (Principal Executive Officer)	January 30, 2024

/s/ Kevin Tan Kevin Tan	Chief Financial Officer (Principal Financial and Accounting Officer)	January 30, 2024

/s/ Ian F. Smith Ian F. Smith	Chairman of the Board of Directors	January 30, 2024

/s/ Martin Freed Martin Freed, M.D.	Director	January 30, 2024

/s/ Ilan Ganot Ilan Ganot	Director	January 30, 2024

/s/ Clare Kahn Clare Kahn, Ph.D.	Director	January 30, 2024

/s/ Georgia Keresty Georgia Keresty, Ph.D.	Director	January 30, 2024

/s/ Adam Koppel Adam Koppel, M.D., Ph.D.	Director	January 30, 2024

/s/ Sukumar Nagendran Sukumar Nagendran, M.D.	Director	January 30, 2024

/s/ Rajeev Shah Rajeev Shah	Director	January 30, 2024

/s/ Adam Stone Adam Stone	Director	January 30, 2024

/s/ Lynne Sullivan Lynne Sullivan	Director	January 30, 2024